Exhibit 99.2

Part I, Item 1A, Risk Factors, is updated from our Annual Report on Form 10-K for the year ended December 31, 2006, to adjust retroactively certain share and per share information to reflect our stock split, effected in the form of a stock dividend, as disclosed in note 17 of the notes to the consolidated financial statements filed with this report as Exhibit 99.7.  Unless otherwise indicated, all information is as of December 31, 2006.

PART I

ITEM 1A.  RISK FACTORS

This report, other reports to be filed by us with the SEC, press releases made by us and other public statements by our officers, oral and written, contain or will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the possible or assumed future results of operations and financial condition.  Because those statements are subject to a number of uncertainties and risks, actual results may differ materially from those expressed or implied by the forward-looking statements.  Listed below are risks associated with an investment in our securities that could cause actual results to differ from those expressed or implied. If any of the following risks occurs, our business, financial condition, results of operations and prospects could be materially adversely affected.

We compete with other third party providers primarily on the basis of the technological features and capabilities of our products and services, and we could lose existing customers and fail to attract new business if we do not keep pace with technological changes.

The markets for our products and services are competitive, continually evolving and subject to technological change.  We believe that the principal competitive factors in the markets we serve include the breadth and quality of system and software solution offerings, the stability of the information systems provider, the features and capabilities of the product and service offerings, and the potential for future product and service enhancements.  Our success depends upon our ability to keep pace with technological change and to introduce, on a timely and cost-effective basis, new and enhanced software solutions and services that satisfy changing client requirements and achieve market acceptance.

We have a limited number of clients and referral sources.

We rely on a limited number of referral sources that support new business engagements.   Our future financial performance will depend on our ability to retain existing customer accounts, to attract business from new customers, to maintain our existing referral relationships, and to develop new referral relationships.

Security problems with, or product liability claims arising from, our software products and errors or fraud related to our business processes could cause increased expense for litigation, increased service costs or damage to our reputation.

We have included security features in our products that are intended to protect the privacy and integrity of data, including confidential client or consumer data.  Security for our products is critical given the confidential nature of the information our software processes.  Our software products and the systems on which the products are used may not be impervious to intentional break-ins (“hacking”) or other disruptive disclosures or problems, whether as a result of inadvertent third party action, employee action, malfeasance, or other. Hacking or other disruptive problems could result in the diversion of our development resources, damage to our reputation, increased service costs or impaired market acceptance of our products, any of which could result in higher expenses or lower revenues.  Additionally, we could be exposed to potential liability claims related to the unauthorized access to or release of confidential client or consumer data.  Defending such liability claims could result in increased expenses for litigation and/or claim settlement and a significant diversion of our management’s attention.

Furthermore, we administer claims and provide professional services for third parties.  Errors or fraud related to the processing or payment of these claims or errors related to the delivery of professional services could result in the diversion of management resources, damage to our reputation, increased service costs or impaired market acceptance of our services, any of which could result in higher expenses and/or lower revenues.  Additionally, such errors or fraud could result in lawsuits alleging damages.  Defending such claims could result in increased expenses for litigation and/or claims settlement and a significant diversion of our management’s attention.

Interruptions or delays in service related to third-party facilities could impair the delivery of our service and harm our business.

We provide certain of our services through computer hardware that is located in third-party facilities.  We do not control the operation of these facilities, and they are subject to damage or interruption from earthquakes, floods, fires, power loss, terrorist attacks, telecommunications failures and similar events.  They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct.  The occurrence of any of these events, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in interruptions in certain of our services. In addition, the failure by our vendor to provide our required data communications capacity could result in interruptions in our service.  Any damage to, or failure of, our systems could reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their agreements with us and adversely affect our ability to secure business in the future.  Our business will be harmed if our customers and potential customers believe our services are unreliable.

New releases of our software products may have undetected errors, which could cause litigation claims against us or damage to our reputation.

We intend to continue to issue new releases of our software products periodically.  Complex software products, such as those we offer, can contain undetected errors when first introduced or as new versions are released.  Any introduction of new products and future releases has a risk of undetected errors.  These undetected errors may be discovered only after a product has been installed and used either in our internal processing or by our customers.  Likewise, the software products we acquire in business acquisitions have a risk of undetected errors.

Errors may be found in our software products in the future.  Any undetected errors, as well as any difficulties in installing and maintaining our new software and releases or difficulties training customers and their staffs on the utilization of new products and releases, may result in a delay or loss of revenue, diversion of development resources, damage to our reputation, increased service costs, increased expense for litigation or claims settlement, or impaired market acceptance of our products.

We rely on third-party hardware and software, which could cause errors or failures of our service.

We rely on hardware purchased or leased and software licensed from third parties in order to offer certain services.  Any errors or defects in third-party hardware or software could result in errors in our software products or a failure of our service which could harm our business.

Substantially all of our Chapter 7 revenues are collected through a single financial institution, and the termination of that marketing arrangement could cause uncertainty and adversely affect our future Chapter 7 revenue and earnings.

The application of Chapter 7 bankruptcy regulations discourages Chapter 7 trustees from incurring direct administrative costs for computer system expenses.  As a result, we provide our products and services to Chapter 7 trustee customers at no direct charge, and our Chapter 7 trustee customers agree to deposit the cash proceeds from liquidations of debtors’ assets with a designated financial institution with which we have a Chapter 7 marketing arrangement.  We have arrangements with several financial institutions under which our Chapter 7 trustees deposit the Chapter 7 liquidated assets at one of those financial institutions.  Under these arrangements:

•                  we license our proprietary software to the trustee and furnish hardware, conversion services, training and customer support, all at no cost to the trustee;

•                  the financial institution provides certain banking services to the joint trustee customers; and

•                  we collect from the financial institution monthly revenues based primarily upon a percentage of the total liquidated assets on deposit at that financial institution.

These bankruptcy deposit-based fees are the largest component of our Chapter 7 revenues.

Previously, we promoted our Chapter 7 product exclusively through a marketing arrangement established with Bank of America in November 1993.  Substantially all of our Chapter 7 revenues are collected through this relationship.  On April 1, 2004, this exclusive marketing arrangement became a non-exclusive arrangement.  During February 2006, the parties extended the non-exclusive arrangement indefinitely.  Either party may, with appropriate notice, wind down the arrangement over a period of three years, including the notice period.  If either party were to give notice of termination of this arrangement, we could experience uncertainty relating to the transfer of Chapter 7 trustee deposits to other financial institutions, and we could experience a decline in revenues and earnings as those deposits are transferred during the wind-down period.

Chapter 7 revenues from Bank of America comprised 38%, 3% and 3% of our total revenue recognized for the years ended December 31, 2006, 2005, and 2004, respectively.  As of December 31, 2005 and 2004, we had recorded on our consolidated balance sheets $59.7 million, and $35.2 million, respectively, of deferred revenue related to our arrangement with Bank of America.  There was no deferred revenue related to our arrangement with Bank of America as of December 31, 2006.

Our pricing models for Chapter 7 trustee clients have or are scheduled to have a component of pricing tied to prevailing interest rates, and a significant decline in interest rates would adversely affect our revenues and earnings.

Under the Chapter 7 marketing arrangements we have with each depository financial institution, certain fees we earn for deposits placed with those financial institution could have, within certain limits, variability based on fluctuations in short-term interest rates.  A significant decline in short-term interest rates would adversely affect our Chapter 7 revenues and earnings.

We depend upon our key personnel and we may not be able to retain them or to attract, assimilate and retain highly qualified employees in the future.

Our future success may depend upon the continued service of our senior management and certain of our key technical personnel and our continuing ability to attract, assimilate and retain highly qualified technical, managerial, and sales and marketing personnel.  We do not have employment agreements with our Chief Executive Officer, President, or Chief Financial Officer.  We maintain key-man life insurance policies on our Chief Executive Officer and our President.  The loss of the services of any of these executives or other key personnel or the inability to hire or retain qualified personnel in the future could have a material adverse impact on our results of operations.

The integration of acquired businesses is time consuming, may distract our management from our other operations, and can be expensive, all of which could reduce or eliminate our expected earnings.

During the five years ended December 31, 2006, we acquired eight businesses at a combined cost of approximately $330 million in cash and stock.  We may consider additional opportunities to acquire other companies, assets or product lines that complement or expand our business.  If we are unsuccessful in integrating these companies or product lines with our existing operations, or if integration is more difficult than anticipated, we may experience disruptions to our operations.  A difficult or unsuccessful integration of an acquired business would likely have a material adverse effect on our results of operations.

Some of the risks that may affect our ability to integrate or realize any anticipated benefits from companies we acquire include those associated with:

•                  unexpected losses of key employees or customers of the acquired business;

•                  conforming standards, processes, procedures and controls of the acquired business with our operations;

•                  increasing the scope, geographic diversity and complexity of our operations;

•                  difficulties in transferring processes and know-how;

•                  difficulties in the assimilation of acquired operations, technologies or products;

•                  diversion of management’s attention from other business concerns;

•                  adverse effects on existing business relationships with customers; and

•                  the challenges of operating internationally.

Our intellectual property is not protected through patents or formal copyright registration.  Therefore, we do not have the full benefit of patent or copyright laws to prevent others from replicating our software.

Our intellectual property rights are not protected through patents or formal copyright registration.  We may not be able to protect our trade secrets or prevent others from independently developing substantially equivalent proprietary information and techniques or from otherwise gaining access to our trade secrets.  In addition, foreign intellectual property laws may not protect our intellectual property rights.  Moreover, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringements.  Litigation of this nature could result in substantial expense for us and diversion of management and other resources, which could result in a loss of revenue and profits.

We may be sued by third parties for alleged infringement of their proprietary rights.

The software and internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights.  We have received in the past, and may receive in the future, communications from third parties claiming that we have infringed on the intellectual property rights of others.  Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan, and could require us to pay monetary damages or enter into royalty or licensing agreements. In addition, certain customer agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim.  An adverse determination could also prevent us from offering our service to others.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses and diversion of management time and attention from operational activities to compliance activities.

Compliance with changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations, and Nasdaq National Market rules, are time consuming and expensive.  Since 2002, we have spent substantial amounts of management time and have incurred substantial legal and accounting expense in complying with the Sarbanes-Oxley Act and regulatory initiatives resulting from that Act.  Complying with these new laws and regulations also creates uncertainty for companies such as ours.  These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity.  As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are committed to maintaining high standards of corporate governance and public disclosure.  As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors’ certification of that assessment have required the commitment of significant financial and managerial resources.  We expect these efforts to require the continued commitment of significant resources.

SEC rules implementing Section 404 of Sarbanes-Oxley require disclosure of the remediation of significant deficiencies or material weaknesses in internal controls over financial reporting and the existence, at year-end, of material weaknesses related to our internal control over financial reporting.  During 2006, we restated certain previously issued consolidated and condensed consolidated financial statements.  Related to this restatement, we identified a material weakness, which was remediated prior to December 31, 2006, related to our 2005 consolidated financial statements.  If we have material weaknesses in our internal control over financial reporting or a restatement in the future, the price of our common stock could be adversely affected.

Our quarterly results have fluctuated in the past and may fluctuate in the future.  If they do, our operating results may not meet the expectations of securities analysts or investors.  This could cause fluctuations in the market price of our common stock.

Our quarterly results have fluctuated during the past and may fluctuate in the future.  Our quarterly revenues and operating results are increasingly difficult to forecast.  It is possible that our future quarterly results from operations from time to time will not meet the expectations of securities analysts or investors.  This could cause a material drop in the market price of our common stock.

Our business will continue to be affected by a number of factors, any one of which could substantially affect our results of operations for a particular fiscal quarter.  Specifically, our quarterly results from operations can vary due to:

•                  the initiation or termination of a large corporate restructuring, class action or electronic discovery engagement;

•                  the timing, size, cancellation or rescheduling of customer orders;

•                  fluctuations in bankruptcy trustees’ deposit balances;

•                  unanticipated expenses related to software maintenance or customer service; and

•                  unexpected legal or regulatory expenses.

Our stock price may be volatile even if our quarterly results do not fluctuate significantly.

If our quarterly results fluctuate, the market price for our common stock may fluctuate as well and those fluctuations may be significant.  Even if we report stable or increased earnings, the market price of our common stock may be volatile.  There are a number of factors, beyond earnings fluctuations, that can affect the market price of our common stock, including the following:

•                  a decrease in market demand for our stock;

•                  downward revisions in securities analysts’ estimates;

•                  announcements of technological innovations or new products developed by us or our competitors;

•                  the degree of customer acceptance of new products or enhancements offered by us; and

•                  general market conditions and other economic factors.

In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of stocks of technology companies and that have often been unrelated to the operating performance of particular companies.  The market price of our common stock has been volatile and this is likely to continue.

We do not pay cash dividends on our common stock and our common stock may not appreciate in value or even maintain the price at which it was purchased.

We presently do not intend to pay any cash dividends on our common stock.  In addition, certain terms of our convertible notes restrict our payment of dividends while the subordinated convertible debt is outstanding, and certain provisions in our credit agreement may restrict our ability to pay dividends in the future.  Subject to any financial covenants in current or future financing agreements that directly or indirectly restrict the payment of dividends, the payment of dividends is within the discretion of our board of directors and will depend upon our future earnings, if any, our capital requirements, our financial condition and any other factors that the board of directors may consider.  We currently intend to retain all earnings to reduce our debt and for use in the operation and expansion of our business.  As a result, the success of an investment in our common stock will depend entirely upon its future appreciation.  Our common stock may not appreciate in value or even maintain the price at which it was purchased.

The use of our common stock to fund acquisitions or to refinance debt incurred for acquisitions could dilute existing shares.

We have used our common stock to partly fund acquisitions and to refinance debt.  During June 2004, we issued $50 million of convertible notes, which are convertible into approximately 4.3 million shares of common stock, to refinance a portion of the purchase price for the January 2004 Poorman-Douglas acquisition.  During November 2005, we issued approximately 1.8 million shares of common stock in connection with our nMatrix acquisition.  We may consider issuing additional common shares and using the proceeds to pay part or all of our indebtedness.

We may consider further opportunities to acquire companies, assets or product lines that complement or expand our business.  We expect that future acquisitions, if any, could provide for consideration to be paid in cash, shares of our common stock, or a combination of cash and shares.  If the consideration for an acquisition is paid in common stock, existing shareholders’ investments could be diluted.  Furthermore, we may decide to issue convertible debt or additional shares of common stock and use part or all of the proceeds to finance or refinance the costs of any past or future acquisitions.

In certain circumstances, we may be obligated to pay one of our shareholders the difference between $13.57 per share and any lower price at which that shareholder sells up to 1,842,752 shares of our common stock, which could adversely affect our liquidity or the market price of our common stock.

We issued to the former owner of nMatrix 1.8 million shares of our common stock as a part of the purchase price for the nMatrix business.  We are required to maintain an effective registration statement for the resale of those shares by that shareholder until November 15, 2007.  Our agreement with that shareholder includes a limited price protection provision, which provides that if the shareholder sells any of those shares pursuant to the registration statement at a per share price (before commissions and other transaction expenses) lower than $13.57, we will pay that selling shareholder an amount in cash equal to the number of shares sold by the shareholder multiplied by the difference between the $13.57 minus the sale price.  The limited price protection will terminate permanently upon the earlier of termination of our obligation to maintain the effectiveness of the registration statement or, during the period of the effectiveness of the registration statement, after any 15 trading days (which need not be consecutive trading days) on which both of the following conditions are satisfied:  (1) the shareholder may lawfully sell shares under the registration statement, and (2) the closing price for our common stock has been equal to or greater than $13.57 per share.  Payments under this provision would adversely affect our liquidity.

As a result of the imminent expiration of either the limited price protection, the shareholder may choose to sell all or substantially all the shares of our common stock then held by that shareholder subject to these agreements.  Those sales could adversely affect the market price of our common stock at that time.

Our articles of incorporation and Missouri law contain provisions that could be used by us to discourage or prevent a takeover of our company.

Some provisions of our articles of incorporation could make it more difficult for a third party to acquire control of our company, even if the change of control would be beneficial to certain shareholders.  For example, our articles of incorporation include “blank check” preferred stock provisions, which permit our board of directors to issue one or more series of preferred stock without shareholder approval.  In conjunction with the issuance of a series of preferred stock, the board is authorized to fix the rights of that series, including voting rights, liquidation preferences, conversion rights and redemption privileges.  The board could issue a series of preferred stock to a friendly investor and use one or more of these features of the preferred stock to discourage or prevent a takeover of the company.  Additionally, our articles of incorporation do not permit cumulative voting in the election of directors.  Cumulative voting, if available, would enable minority shareholders to elect one or more representatives to the board in certain circumstances, which could be used by third parties to facilitate a takeover of our company that was opposed by our board or management.

In addition, the General and Business Corporation Law of Missouri, under which we are incorporated, provides that any merger involving the company must be approved by the holders of not less than two-thirds of the outstanding shares of capital stock entitled to vote on the merger.  Presently, our only outstanding voting securities are our shares of common stock.  Accordingly, shareholders with voting power over as little as one-third of our outstanding common stock could block a merger proposal, even if that merger proposal were supported by our board of directors or shareholders holding a majority of our then outstanding shares of common stock.